Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, in his capacity as an officer of The Finish Line, Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•
The Quarterly Report of the Company on Form 10-Q for the thirteen weeks ended May 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78); and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:	June 27, 2014

By:	/s/ Glenn S. Lyon
Glenn S. Lyon
Chairman and Chief Executive Officer

By:	/s/ Edward W. Wilhelm
Edward W. Wilhelm
Executive Vice President, Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to The Finish Line, Inc. and will be retained by The Finish Line, Inc. and forwarded to the Securities and Exchange Commission or its staff upon request.